UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Washington	27-0907024
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1551 Eastlake Avenue East, Suite 200
Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-231838

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share (the “Common Stock”), of Adaptive Biotechnologies Corporation, a Washington corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-231838), as initially filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2019, and as subsequently amended (the “Registration Statement”), which information is hereby incorporated by reference. In addition, any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 26, 2019	Adaptive Biotechnologies Corporation

	By:	/s/ Chad Robins
Name: Chad Robins
Title: Chief Executive Officer